MFS COMMUNICATIONS COMPANY, INC.AND SUBSIDIARIES

	SCHEDULE COMPUTING CONSOLIDATED NET LOSS PER SHARE
	APPLICABLE TO COMMON STOCKHOLDERS
	(dollars in thousands, except per share data)

Common shares outstanding
- -------------------------
                                  	  Three months ended June 30,	       Six months ended June 30,
                                        	1996           	1995               	1996	          1995
                                        ----           ----               ----          ----
Common shares outstanding at
 	beginning of period(1)            	125,619,662    	128,852,624        	130,260,228	     128,306,436
  	Add issuances                      	1,204,927        	176,900          	2,364,361         	723,088
	  Less retirement of treasury stock      -         	    -              (5,800,000)	          -
                                   -----------    -----------        ------------     -----------

Common shares outstanding at
 	end of period	                     126,824,589	    129,029,524        	126,824,589	     129,029,524
                                   ===========    ===========        ============    ============


Net loss per share applicable to common
- ---------------------------------------
stockholders
- ------------
                                    		Three months ended June 30,       	Six months ended June 30,
                                        		1996           	1995	               1996	          1995
                                        ----           ----               ----          ----
Weighted average number of common
 	shares outstanding	                126,176,000     	128,960,000	        125,596,000	    128,845,000
                                   ===========     ===========        ===========    ===========
Net loss                             $ (92,696)      $ (64,828)        $ (178,920)    $ (128,736)
Dividends on preferred stock            (7,460)	         -                 (14,532)	         -
                                      ---------       ---------         ----------     ----------
Net loss applicable to common
 	stockholders                        $(100,156)      $ (64,828)        $ (193,452)    $ (128,736)
                                     ==========      ==========        ===========    ===========
Net loss per share applicable to
 	common stockholders                 $   (0.79)      $   (0.50)        $    (1.54)    $    (1.00)
                                     ==========      ==========        ===========    ===========

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(1) All share data has been stated reflecting the common stock split in 1996.